UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 10, 2008

OMNI FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-33014	58-1990666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 2300, Atlanta, Georgia 30328
 (Address of principal executive offices)

(770) 396-0000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 10, 2008, Omni Financial Services, Inc. (the “Registrant”) and its wholly-owned subsidiary, Omni National Bank (the “Bank”) made the following appointments:

Connie Perrine, who was then serving as Executive Vice President and Chief Financial Officer of the Registrant and the Bank, was appointed President of the Bank, with Irwin Berman, who was then serving as President of the Registrant and the Bank, remaining President of the Registrant.   Shaun Williams, who was then serving as Controller of the Bank, was appointed acting Executive Vice President and Chief Financial Officer of the Registrant and the Bank.

Mr. Williams, age 49, has served as the Bank’s Controller since October 2006.  Before joining the Bank, he served as Chief Financial Officer of CDC Federal Credit Union from May 2003  to October 2006, as Controller of the International Finance Division of UPS Capital  from August 2001 to February 2003 and Chief Financial Officer of First International Bank from November 1999  to August 2001.  Mr Williams is a CPA and his background includes 15 years in the financial services industry in various officer capacities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI FINANCIAL SERVICES, INC.

Dated: April 14, 2008	By:	/s/ Shaun Williams
	Name:	Shaun Williams
	Title:	Executive Vice President and Chief Financial Officer